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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                _____________

                                   FORM 8-K


                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  May 3, 1999
                                                  ---------------------------


               EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY
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              (Exact name of registrant as specified in its charter)


           MINNESOTA                   000-22765               41-1771946
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 (State or other jurisdiction   (Commission File Number)      (IRS Employer
       of incorporation)                                   Identification No.)




          805 HANLON DRIVE
      BELLE PLAINE, MINNESOTA                                    56011
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  (Address of principal executive                              (Zip Code)
              offices)



Registrant's telephone number, including area code  (612) 873-7000
                                                   ---------------------------

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Item 5.   OTHER EVENTS.

          On May 3, 1999, Excelsior-Henderson Motorcycle Manufacturing Company (the "Company") sold and issued 10,000 shares of Series D Convertible Preferred Stock (the "Series D Preferred Stock") at a purchase price of $1,000 per share in the aggregate amount of $10,000,000 to two institutional investors (the "Investors"). The Series D Preferred Stock is convertible into Common Stock of the Company at an initial conversion price of $7.65416 per share (the "Fixed Conversion Price"), a 10% premium over the recent market price, and is fixed for at least the first twelve months after closing. After May 3, 2000, the conversion price may vary based upon the market price of the Company's Common Stock during the period immediately preceding conversion, but will never exceed the Fixed Conversion Price. The Series D Preferred Stock includes a dividend of six percent per annum payable quarterly in cash or Common Stock at the Company's option. The Company also issued warrants (the "Warrants") to the Investors to acquire an aggregate of 350,000 shares of Common Stock. The issuance of the Series D Preferred Stock was made pursuant to Regulation D of the Securities Act of 1933, as amended, and was therefore exempt from registration under such act.

          At the closing of the transaction, the Company had approximately
13.6 million shares of Common Stock outstanding. Depending on the ultimate conversion price, the number of shares issuable upon conversion of the Series D Preferred Stock could range from a low of 1,306,479 shares to a high, without obtaining prior shareholder approval, of 2,716,615 shares. The terms of the Series D Preferred Stock provide for certain rights including antidilution and redemption rights.

          The Company has agreed to file a registration statement on Form S-3 for the resale of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and upon exercise of the Warrants.

          The foregoing discussion is qualified in its entirety by the provisions of the documents filed as exhibits hereto. Such provisions are incorporated herein by reference thereto.

Item 7.   EXHIBITS.

 4.1 Statement of Designation of Rights, Preferences and Limitations of Series D Convertible Preferred Stock, filed on May 3, 1999.

 4.2 Registration Rights Agreement, dated as of April 30, 1999, by and among Excelsior-Henderson Motorcycle Manufacturing Company and the Buyers listed therein.

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 4.3  Form of Common Stock Purchase Warrant Certificate for the purchase of shares of Common Stock of Excelsior-Henderson Motorcycle Manufacturing Company.

10 Securities Purchase Agreement, dated as of April 30, 1999, by and among Excelsior-Henderson Motorcycle Manufacturing Company and the Buyers listed therein.

99    Press release dated May 3, 1999.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              EXCELSIOR-HENDERSON MOTORCYCLE
                                MANUFACTURING COMPANY


Date:  May 17, 1999           By /s/ Thomas M. Rootness
                                 ------------------------------------------
                                 Thomas M. Rootness
                                 Senior Vice President of Finance and
                                 Administration and Chief Financial Officer

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                                 EXHIBIT INDEX

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

NO.      EXHIBIT                                                  PAGE
4.1      Statement of Designation of Rights, Preferences and      Filed
         Limitations of Series D Convertible Preferred Stock,     Electronically
         filed on May 3, 1999.

4.2      Registration Rights Agreement, dated as of April 30,     Filed
         1999, by and among Excelsior-Henderson Motorcycle        Electronically
         Manufacturing Company and the Buyers listed therein.

4.3      Form of Common Stock Purchase Warrant Certificate        Filed
         for the purchase of shares of Common Stock of            Electronically
         Excelsior-Henderson Motorcycle Manufacturing Company.

10       Securities Purchase Agreement, dated as of April 30,     Filed
         1999, by and among Excelsior-Henderson Motorcycle        Electronically
         Manufacturing Company and the Buyers listed therein.

99       Press release dated May 3, 1999.                         Filed
                                                                  Electronically

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